EXHIBIT 1.01

RALPH LAUREN CORPORATION
Conflict Minerals Report
For the Year Ended December 31, 2019
This Conflict Minerals Report of Ralph Lauren Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”), for the reporting period January 1, 2019 to December 31, 2019 (the “Reporting Period”). Unless the context indicates otherwise, the terms “Company,” “we,” “us” and “our” refer to Ralph Lauren Corporation and its consolidated subsidiaries.
The Conflict Minerals Rule imposes certain reporting obligations on public companies whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined by the Conflict Minerals Rule as: (a) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives,  which are limited to tin, tantalum, tungsten, and gold (“3TG”); or (b) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo ("DRC") or any adjoining country that shares an internationally recognized border with the DRC (the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola) (collectively referred to as the “Covered Countries”).
The Company determined that we are subject to the requirements of the Conflict Minerals Rule because we contract to manufacture certain products in which one or more of the 3TGs may be necessary to the functionality or production of those products. As a result of this determination, the Company conducted a reasonable country of origin inquiry (“RCOI”) to ascertain whether any of the 3TGs in its products originated from the Covered Countries or from recycled or scrap sources. Based on the results of the RCOI and in accordance with the Conflict Minerals Rule, the Company then performed due diligence on the source and chain of custody of the 3TGs.
Section 1. Company Overview
The Company designs, markets, and distributes premium lifestyle products including apparel, footwear, accessories, home furnishings and other licensed product categories. We do not directly manufacture products but rather we contract for the manufacture of our products. This report relates to the following product categories (the “Covered Products”): apparel, footwear, accessories, and home furnishings. The Covered Products include products: (a) that were manufactured by certain third parties that affixed the Company’s brand, marks, logo or label to a generic product; and (b) for which we exerted sufficient influence over the manufacture of the products such that we could be considered to have contracted for their manufacture. The Covered Products do not include licensed product categories.
We have a global network of suppliers, vendors, and factories (the “Supply Chain Participants”) and there are, generally, multiple tiers between the 3TG sources and our direct Supply Chain Participants. Since we do not directly manufacture products but rather contract for the manufacture of the Covered Products, we must rely on our Supply Chain Participants to provide information regarding the products they supply to us and the origin of any 3TGs that are necessary to the functionality of those products. Due to the depth of our supply chain, we are far removed from the sources of ore from which 3TGs are produced and the smelters/refiners that process those ores. The efforts undertaken to identify the countries of origin of those ores reflect the Company’s circumstances and position in the supply chain as a “downstream” company with no direct influence on smelters or refiners. Since we do not have a direct relationship with smelters and refiners of 3TGs, we do not conduct or commission independent third party-audits of the smelters and refiners from which our independent Supply Chain Participants source 3TGs. We rely upon industry initiatives, such as the Responsible Minerals Initiative (“RMI”) founded by the Responsible Business Alliance (“RBA”) for independent third-party audit information.
We are opposed to human rights abuses such as those occurring in the Covered Countries, and are committed to the principles of ethical business practices, including the responsible sourcing of 3TGs. We expect that our Supply Chain Participants share this commitment and require that they cooperate with us in the compliance of the Conflict Minerals Rule.
Our expectations with respect to sourcing 3TGs reflect our continuing commitment to: identify product manufactured for us that contain 3TGs; engage with our Supply Chain Participants to identify the origin of those 3TGs; and deliver products to our consumers that are manufactured in a responsible and ethical manner. As we enter into new contractual arrangements with our Supply Chain Participants, or our contracts renew, we include provisions requiring them to represent that they do not source 3TGs from non-certified mines in the Covered Countries, and that they will identify, document and disclose to us, the source origins of any 3TGs utilized in their supply chain.
Section 2. Reasonable Country of Origin Inquiry (“RCOI”)
Due to the complexity of our supply chain and the breadth of our product offerings, we developed a risk-based approach that focused on Supply Chain Participants who were: (a) direct finished goods vendors, and (b) suppliers of raw materials and components that we believed were likely to supply us with products containing any of the 3TGs (such as hardware or metal components suppliers). As a result of our review, we determined that during the Reporting Period, we contracted to manufacture certain Covered Products containing 3TGs which are necessary to the functionality or production of those products. Based on this determination, we then conducted an RCOI to ascertain whether any 3TGs in the Covered Products originated in the Covered Countries.
To determine the origin of the 3TGs in the Covered Products, we retained an independent third-party service provider (the “Service Provider”), to assist us in reviewing our supply chain. Utilizing the Service Provider’s web-based software as a service tool, the Company requested its Supply Chain Participants to complete a survey (the “Conflict Minerals Survey”). The Conflict Minerals Survey was designed using the RMI’s Conflict Minerals Reporting Template (“CMRT”).  The Service Provider’s system allowed suppliers to complete and upload the CMRT directly into the system, and it provided the users with the ability to assess and manage information, as well as track and manage communications with suppliers within the system. In certain limited instances, Supply Chain Participants were also contacted directly via email communication. The Conflict Minerals Survey was accompanied by an introductory message reiterating, to our Supply Chain Participants, our commitment to the responsible sourcing of 3TGs, and our expectations that our Supply Chain Participants share this commitment and cooperate with our compliance efforts.
The use of the CMRT allowed for some elimination of “out of scope” suppliers. The CMRT also allowed us to collect the following information from each of our Supply Chain Participants:
i.	the types of raw materials, product components or Covered Products such Supply Chain Participant provided to the Company during the Reporting Period;

ii.	information regarding the source or origin of any 3TGs, including the names and locations of smelters and refiners or source of 3TGs supplied to the Company;

iii.	whether any 3TGs supplied to the Company came from recycled or scrap sources; and

iv.	other additional information related to such Supply Chain Participant’s sourcing and compliance activities.

Our Supply Chain Participants were required to submit completed CMRTs through the Service Provider’s system. In addition to communicating with the Supply Chain Participants via the Service Provider’s platform, the escalation process for non-responsive Supply Chain Participants also included at least three additional follow-up emails, telephone calls and direct communications, as necessary.
The Service Provider’s software tool provided the ability to conduct automated data validation to review each completed CMRT for completeness, reasonableness, and consistency of answers. Upon receipt, all submitted forms were reviewed and classified as either “valid” or “invalid.”  All Supply Chain Participants who submitted incomplete or inconsistent answers were classified as “invalid” and were contacted for clarification on specific responses or to request the resubmission of a valid CMRT.  Additionally, the Service Provider’s platform provides Supply Chain Participants access to education and training resources to guide Supply Chain Participants  on navigating through the CMRT, and best practices for corrective action methods and ways to improve their own internal programs. All communications were monitored and tracked in the Service Provider’s Conflict Minerals portal for future reporting and transparency.
Based on the results of the RCOI and in accordance with the Conflict Minerals Rule, the Company then performed due diligence on the source and chain of custody of the 3TGs.
Section 3. Due Diligence Measures
Design
We based our due diligence measures, in all material respects, on the framework set forth in the Organisation for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the supplements on tin, tantalum, tungsten and gold (“OECD Guidance”). The OECD Guidance was written for both upstream and downstream companies in the supply chain. Since the Company is a “downstream” company, with no direct relationship or influence on smelters or refiners of 3TGs, our due diligence practices were tailored accordingly. This year, we have also considered the requirements of the European Union Conflicts Minerals Rule with respect to due diligence efforts.
Step 1: Establish Strong Company Management Systems
The Company has developed management systems regarding the Conflict Minerals Rule. These systems include the following elements:

●
Internal Team: The Company has established an internal team who is responsible for managing the due diligence process to comply with the Conflict Minerals Rule. This team includes representatives from the following departments at the Company: (i) Global Human Rights Compliance; (ii) Global Manufacturing and Sourcing; (iii) Global Quality Assurance & Testing; and (iv) Legal. As previously noted, the Company also utilizes a Service Provider, to complement our internal Conflict Minerals team. The Service Provider assists with collecting and evaluating supply chain information regarding 3TGs, communicating with Supply Chain Participants, and developing and implementing due diligence measures. The Company leverages the Services Provider’s dedicated multi-lingual program specialists who are trained in conflict minerals compliance and the intricacies of the CMRT and conflict minerals reporting;

●
Control Systems: The Company has established a control system which documents its due diligence activities, including findings and communications, within our supply chain. Utilizing the Service Provider’s web-based system, we communicated the Company’s expectations regarding compliance with the Conflict Minerals Rule, to our Supply Chain Participants, and followed-up with our Supply Chain Participants via e-mail and telephone conversations. All these activities are documented and retained in the Service Provider’s database;

●
Supplier Engagement: As we enter into new or renew our existing contractual arrangements with our Supply Chain Participants, we include provisions requiring them to represent that they do not source 3TGs from non-certified mines in the Covered Countries, and that they will identify, document and disclose to us, the source origins of any 3TGs utilized in their supply chain. The Company provided each of its Supply Chain Participants with a CMRT, using the Service Provider’s web-based tool. The Service Provider reviewed each survey and conducted due diligence by following-up on each Supply Chain Participant’s responses in their Conflict Minerals Survey, as applicable. To further strengthen communication and engagement with Supply Chain Participants, we have also utilized the Service Provider’s learning management systems, and provided all Supply Chain Participants with access to training material and courses which focus on responsible sourcing. For non-English speaking suppliers, Supply Chain Participants are provided access to the Service Provider’s multilingual help desk support and other multilingual resources to provide guidance and educational opportunities related to properly filing the CMRT ;

●
Grievance Mechanism: The Company has implemented a mechanism that provides for confidential reporting of suspected violations or concerns through the Company’s RL Hotline, a reporting service that is maintained by an independent third party. Violations or grievances at the industry level may also be reported to the RMI directly, via the http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.; and

●
Maintain Records: The Company has implemented a document retention policy through the Service Provider’s system which will retain Conflict Minerals-related documents, including the Supply Chain Participants’ responses to Conflict Minerals Surveys and sources identified, for a period of five (5) years. The Service Provider’s database can be audited by internal or external parties.

Step 2: Supply Chain Risk Identification and Assessment
Areas of risks are identified in the Service Provider’s system based on criteria established for the Supply Chain Participants’ responses. These risks are addressed by the Service Provider and members of the Company’s internal Conflict Minerals team by contacting the Supply Chain Participant, gathering additional pertinent data (as necessary) and performing an assessment of such Supply Chain Participant’s Conflict Minerals status.
As previously noted, our Supply Chain Participants consist of a global network of suppliers, vendors, and factories.  As such, completed CMRTs from each of our Supply Chain Participants were comprehensive and, in most cases, included all  facilities in such participant’s network, not just the particular facility that produced the Company’s Covered Products. As a result, because of the nature of our Supply Chain Participants’ global network of factories and facilities, this report may include more facilities than those that actually processed the 3TGs present in the Company’s Covered Products.

To the extent that specific smelters or refiners of 3TGs were identified by our Supply Chain Participants, the Service Provider compared the responses from the completed CMRTs with the list of known processing facilities maintained by the RMI. The RMI list includes active participants in the RMI Responsible Minerals Assurance Process (“RMAP”) Gold Standard, as well as the London Bullion Market Association Responsible Gold Audit Program and the Responsible Jewellery Council Chain of Custody Certification Program. Each identified facility was compared to the list of smelters and refiners maintained by RMI to ensure that facilities met the recognized definition of a 3TG processing facility. If a Supply Chain Participant indicated that the facility was certified as “Conflict-Free,” the Service Provider confirmed that the name of such facility was listed by RMI and has undergone a successful audit against a standard in conformance with the OECD Guidance, such as the RMAP.

Once a facility was found to meet the RMI definition of a 3TG smelter or refiner, such facility was assessed for risk, based on the presence of red flag indicators listed in the OECD Guidance, such as:

●	Geographic proximity to conflict-affected and high-risk areas, including the DRC and Covered Countries;

●	RMAP audit status;

●	Credible evidence of unethical or sourcing of Conflict Minerals;

●	Known mineral source country of origin; and

●	Peer Assessments conducted by credible third-party sources.

Additionally, the Supply Chain Participants were evaluated on whether they had implemented a program that incorporated the responsible sourcing due diligence measures, including conflict minerals practices and policies, as recommended by the OECD. Assessing whether a Supply Chain Participant’s program meets the OECD Guidance assists us in identifying risk in our supply chain and in making key risk mitigation decisions as our Conflict Minerals compliance program evolves.

Step 3: Design and Implement a Strategy to Respond to Risks
The Company’s risk management plan to respond to any situations which might arise involving Conflict Minerals includes carrying out the due diligence described in this Report, understanding the products impacted by any supplied materials identified as containing 3TGs, understanding the extent of the Company’s reliance on such materials, undertaking additional due diligence and risk mitigation to respond to identified risks, and communicating to our Supply Chain Participants that any 3TGs should be sourced responsibly where possible.
Feedback on CMRT submissions are provided directly to Supply Chain Participants, and multilingual educational resources regarding corrective action methods and improvements to supplier programs and processes are available at no expense on the Service Provider’s platform. In accordance with OECD Guidance, risk mitigation will depend on the Supply Chain Participant’s specific program, including such participant’s due diligence measures, and corrective actions.

Step 4: Independent Third Party Private Sector Audit
We are not required to obtain an independent private sector audit (“IPSA”). If an IPSA is required in the future, we will outline the results of any required audit. We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the RMI RMAP Audit Program, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.  The Service Provider also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices.
Step 5: Report on Supply Chain Due Diligence
With the preparation and release of this Report, we have published a report of our due diligence measures with respect to the sourcing of 3TGs. A copy of this report is available at http://investor.ralphlauren.com. We have also publicly filed our Form SD and Conflict Minerals Report with the Securities and Exchange Commission (the “SEC”).
Section 4. Due Diligence Findings
Based on the survey responses received from our Supply Chain Participants, we believe that gold and tin are, or may be, necessary to the functionality or production of: (1) products that our Company contracts to be manufactured, including, but not limited to apparel, and metal components such as zippers, trims, rivets, buttons, and buckles, and (2) accessories, such as, watches and fine jewelry.
As previously noted, the Company does not have a direct relationship with smelters or refiners of 3TGs, and as a result, we must rely on our suppliers to provide us with smelter, refiner and country of origin data.
Based on our RCOI, we believe that the facilities that were used by our Supply Chain Participants to process the 3TGs that may be contained in our Covered Products included, but may not be limited to, the smelters and refiners listed in the chart attached hereto as Schedule A. As previously noted, many of the CMRTs collected were provided at the Supply Chain Participant’s company or division level and therefore may include more facilities than those that actually processed the 3TGs present in the Company’s Covered Products.
Using the smelter and refiner information provided by our Supply Chain Participants, we determined that no high risk facilities were declared by our Supply Chain Participants based on the criteria explained above. Based on the responses received, a total of 221  smelters and refiners were identified that appear on the list maintained by the RMI and were  identified as conformant with the RMAP.
Section 5. Steps to be Taken to Mitigate Risk
We intend to take the following steps to improve our due diligence measures and/or endeavor to mitigate risks:

i.	continue to communicate with our Supply Chain Participants regarding our expectations and requirements for compliance;

ii.
continue to refine the RCOI process and procedures in an effort to increase the Conflict Minerals Survey response rate and improve the content of our Supply Chain Participants’ responses to the Conflict Minerals Survey;

iii.	continue to monitor information regarding global traceability of raw materials in our products and continue to assess the use and source of 3TGs in our supply chain;

iv.	continue to raise awareness of our Supply Chain Participants by directing them to information and training resources regarding responsible sourcing of 3TGs;
v.
continue to identify additional available resources to evaluate risks, including: comprehensive smelter and refinery databases with detailed listings and audit status, credible media reports relating to 3TG sourcing, and open source regulatory databases for comparing facilities against government watch and denied parties lists;

vi.	continue to monitor global legislative and regulatory developments and industry trends related to responsible sourcing focusing on human rights due diligence, transparency and risk mitigation; and
vii.
continue to participate in industry-based efforts, such as the working group on Conflict Minerals organized by the American Apparel & Footwear Association, and relevant trade associations, such as the National Retail Federation and the United States Fashion Industry Association, to encourage further improvement and reliability in 3TG traceability programs, encourage responsible sourcing of 3TGs and to define and implement best practices.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements in this report or incorporated by reference into report, in future filings by us with the SEC, in our press releases, and in oral statements made from time to time by us or on our behalf constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,”, “outlook”, “estimate,” “expect,” “project,” “believe,” “envision,” “can”, “will” ,” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Schedule A

METAL	SMELTER OR REFINER NAME	COUNTRY	SMELTER OR REFINER IDENTIFICATION NUMBER
Gold	8853 S.p.A.	Italy	CID002763
Gold	Advanced Chemical Company	United States	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Chimet S.p.A.	Italy	CID000233
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362
Gold	Dowa	Japan	CID000401
Gold	DS PRETECH Co., Ltd.	Korea, Republic	CID003195
Gold	DSC (Do Sung Corporation)	Korea, Republic	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Geib Refining Corporation	United States	CID002459

METAL	SMELTER OR REFINER NAME	COUNTRY	SMELTER OR REFINER IDENTIFICATION NUMBER
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic	CID002605
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS-NIKKO Copper Inc.	Korea, Republic	CID001078
Gold	LT Metal Ltd.	Korea, Republic	CID000689
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188

METAL	SMELTER OR REFINER NAME	COUNTRY	SMELTER OR REFINER IDENTIFICATION NUMBER
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798

METAL	SMELTER OR REFINER NAME	COUNTRY	SMELTER OR REFINER IDENTIFICATION NUMBER
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic	CID002918
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Torecom	Korea, Republic	CID001955
Gold	Umicore Brasil Ltda.	Brazil	CID001977
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	Asaka Riken Co., Ltd.	Japan	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	D Block Metals, LLC	United States	CID002504
Tantalum	Exotech Inc.	United States	CID000456
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	H.C. Starck Inc.	United States	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550

METAL	SMELTER OR REFINER NAME	COUNTRY	SMELTER OR REFINER IDENTIFICATION NUMBER
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET Blue Metals	Mexico	CID002539
Tantalum	LSM Brasil S.A.	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	PRG Dooel	North Macedonia, Republic Of	CID002847
Tantalum	QuantumClean	United States	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tin	Alpha	United States	CID000292
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070

METAL	SMELTER OR REFINER NAME	COUNTRY	SMELTER OR REFINER IDENTIFICATION NUMBER
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	China	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metallic Resources, Inc.	United States	CID001142
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	Metallo Spain S.L.U.	Spain	CID002774
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Stania Prima	Indonesia	CID001453

METAL	SMELTER OR REFINER NAME	COUNTRY	SMELTER OR REFINER IDENTIFICATION NUMBER
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Soft Metais Ltda.	Brazil	CID001758
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam	CID002834
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Technology & Refining	United States	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Tin Company Limited	China	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders Corp.	United States	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CID002579

METAL	SMELTER OR REFINER NAME	COUNTRY	SMELTER OR REFINER IDENTIFICATION NUMBER
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Kennametal Fallon	United States	CID000966
Tungsten	Kennametal Huntsville	United States	CID000105
Tungsten	KGETS Co., Ltd.	Korea, Republic	CID003388
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam	CID002543
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Niagara Refining LLC	United States	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	CID001889
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095